CONTACT:	Stephanie K. Kushner	RELEASE DATE:	IMMEDIATE
(630) 954-2020

FEDERAL SIGNAL CORPORATION
RESCHEDULES 2004 FOURTH QUARTER
EARNINGS RELEASE AND CONFERENCE CALL

Oak Brook, Illinois, January 25, 2005 — Federal Signal today announced that its fourth quarter earnings release and conference call previously scheduled for Thursday, January 27th, have been rescheduled for Monday, February 14th at 11:00 am EST. The earnings release and conference call have been rescheduled primarily due to the need to finalize cost estimates relating to a $42 million, multi-year international contract for fire rescue equipment awarded in 2001. Acceptance of the units by the customer, which in large part occurred during the latter part of 2004, is nearing completion and the plant is being decommissioned. At this time, the company expects to record a loss on the contract in the range of $9-10.5 million pre-tax due to significant cost overruns believed to principally stem from technical difficulties, supplier-caused performance issues, and adverse currency movements. The company expects to finalize the financial impact before the rescheduled conference call.

Federal Signal Corporation is a global manufacturer of leading niche products in four operating groups: environmental vehicles and related products, fire rescue vehicles, safety and signaling products, and consumable industrial tooling. Based in Oak Brook, Illinois, the company’s shares are traded on the New York Stock Exchange under the symbol FSS.

This release contains various forward-looking statements as of the date hereof and we undertake no obligation to update these statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, foreign currency exchange rate changes, interest rate changes, litigation results, legal and regulatory developments such as the FIRE Act grant program and other risks and uncertainties described in filings with the Securities and Exchange Commission.

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